EXHIBIT 99

                                       NEWS
                                       RELEASE

FOR IMMEDIATE RELEASE

NRG ENERGY AND UI’S 200 MW GENCONN PEAKING PROJECT AT DEVON WINS APPROVAL
--Project will provide peaking electricity to all Connecticut residents--

Princeton, NJ and New Haven, CT; June 25, 2008 – NRG Energy, Inc. (NYSE:NRG) and The United Illuminating Company (UI), a subsidiary of UIL Holdings Corporation (NYSE: UIL), today were awarded the contract to build approximately 200 megawatts (MW) of new peaking generation at NRG’s existing Devon plant in Milford, CT.

The peaking plant will be owned by GenConn Energy LLC, a 50-50 partnership between UI and NRG. The new Devon peaking plant, which will provide power to all Connecticut residents during peak usage periods, is scheduled to be in operation by June 1, 2010.

“This is good news for Connecticut ratepayers. Building this plant will reduce costs for electric customers during peak periods, improve reliability and decrease reliance on older, less efficient units,” said James P. Torgerson, CEO of The United Illuminating Company. “We are eager to take the next step in this project.”

“The DPUC’s decision to award this important initiative to the GenConn partnership, combined with the State Legislature’s vision, will mean a new era in energy policy that will benefit all Connecticut residents,” said David Crane, CEO and President of NRG Energy, Inc. “NRG and UI each share a common focus on value for the customer, and we look forward to proceeding with the GenConn project.”

The DPUC today made its formal decision to choose GenConn as the provider of 194 MW of new peaking generation at Devon, one of three projects chosen to help address the state’s growing need for more power generation during the heaviest load periods.

This GenConn partnership comes out of Connecticut’s need for more peaking power generation, or power that is required during times of highest demand, such as periods of extreme weather conditions or unexpected transmission or generation outages. This partnership was developed in accordance with a law passed by the State of Connecticut’s General Assembly in 2007 (Public Act 07-242, Section 50), which sought a long-term solution to meet these peaking needs.

GenConn is a partnership between NRG, a national competitive power generation company, and UI, a long-respected Connecticut utility, to produce and distribute much needed new peaking generation in the state. NRG is Connecticut’s second largest power generator, and UI is an investor-owned transmission and distribution utility with more than 323,000 customers in Southern Connecticut. This partnership marks the first time an independent generator and a regulated utility have joined together to build new power generation facilities for the benefit of all Connecticut consumers.

NRG news release

About UI
The United Illuminating Company (UI) is a New Haven-based regional distribution utility established in 1899. UI is engaged in the purchase, transmission, distribution and sale of electricity and related services to more than 323,000 residential, commercial and industrial customers in the Greater New Haven and Bridgeport areas. UI’s World Wide Web address is http://www.uinet.com/. UI’s parent company, UIL Holdings Corporation, is traded on the New York Stock Exchange under the symbol UIL.

Certain statements contained herein, regarding matters that are not historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These include statements regarding management's intentions, plans, beliefs, expectations or forecasts for the future. Such forward-looking statements are based on UIL Holdings’ expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements. Such risks and uncertainties include, but are not limited to, general economic conditions, legislative and regulatory changes, changes in demand for electricity and other products and services, unanticipated weather conditions, changes in accounting principles, policies or guidelines, and other economic, competitive, governmental, and technological factors affecting the operations, timing, markets, products and services of UIL Holdings’ subsidiary, The United Illuminating Company. The foregoing and other factors are discussed and should be reviewed in UIL Holdings’ most recent Annual Report on Form 10-K and other subsequent periodic filings with the Securities and Exchange Commission. Forward-looking statements included herein speak only as of the date hereof and UIL Holdings undertakes no obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

About NRG
A Fortune 500 company, NRG Energy, Inc. owns and operates a diverse portfolio of power- generating facilities including plants in Cos Cob, Middletown, Milford, Norwalk and Uncasville, CT. NRG is a member of USCAP, a group of business and environmental organizations calling for mandatory legislation to reduce greenhouse gas emissions. NRG is also a founding member of “3C—Combating Climate Change,” a global initiative of business leaders taking a leadership role in designing the road map to a low carbon society. More information on NRG is available at www.nrgenergy.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions and include NRG’s expectations with respect to new peaking generation in Connecticut and typically can be identified by the use of words such as “will,” “expect,” “plan,” and similar terms. Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, general economic conditions, hazards customary in the power industry, construction delays and permitting and regulatory obstacles. NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect NRG’s future results included in NRG’s filings with the Securities and Exchange Commission at www.sec.gov.

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NRG news release

Media Contacts:

NRG Energy, Inc.                                 The United Illuminating Company
Meredith Moore                                    Steve Bravar
609.524.4522                                           203.499.3927

Lori Neuman                                          Anita Steeves
609.524.4525                                           203.499.2901 (after hours 203-499-2812)

Investor Contacts:

NRG Energy, Inc.                                 UIL Holdings Corporation
Nahla Azmy                                           Susan Allen
609.524.4526                                           203.499.2409

David Klein
609.524.4527